As filed with the Securities and Exchange Commission on September 21, 2007.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

(Exact name of Registrant as specified in its charter)

720 Pennsylvania Drive
Pennsylvania	Exton, PA 19341	23-2507402
(State of Incorporation)	(Address of principal executive offices) (Zip Code)	(I.R.S. Employer Identification No.)

Innovative Solutions and Support, Inc. 1998 Stock Option Plan

(Full Title of the Plans)

Geoffrey S. M. Hedrick

Chief Executive Officer

Innovative Solutions and Support, Inc.

720 Pennsylvania Drive

Exton, PA 19341

(Name and address of agent for service)

(610) 646-9800

(Telephone number, including area code, of agent for service)

With a Copy to:

Henry Nassau, Esq.

Dechert LLP

Cira Center

2929 Arch Street

Philadelphia, Pennsylvania 19104-2808

(215) 994-4000

CALCULATION OF REGISTRATION FEE

Title Of		Proposed	Proposed
Securities	Amount	Maximum	Maximum	Amount Of
To Be	To Be	Offering	Aggregate	Registration
Registered	Registered (1)	Price Per Share(2)	Offering Price(2)	Fee
Common Stock, par value $.001 per share	1,500,000 shares	$17.34	$26,010,000	$798.51

(1)           This amount includes 500,000 additional shares to adjust for the three for two stock split conducted on July 7, 2005, as described in this Registration Statement.

(2)           The registration fee for the shares of Common Stock to be issued pursuant to options reserved but not yet granted under the Plan was calculated in accordance with Rule 457 (c) of the Securities Act of 1933, as amended, based on a share price of $17.34, the average of the high and low prices of the Registrant’s Common Stock as reported by the Nasdaq Global Select Market on September 17, 2007, which date is within five business days prior to the initial filing date of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

This Registration Statement is filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering 1,500,000 additional shares of Common Stock of Innovative Solutions and Support, Inc. (the “Company”) in connection with the Innovative Solutions and Support, Inc. 1998 Stock Option Plan (the “Plan”).

A registration statement on Form S-8, file number 333-70468 (the “Prior Registration Statement”), filed on September 28, 2001, registered a total of 1,203,442 shares of Common Stock of the Registrant to be offered under the Plan and is currently effective.  On July 7, 2005, the Company effected a three for two stock split of shares of the Company’s Common Stock.  Pursuant to Rule 416 of the Securities Act of 1933, the Prior Registration Statement is deemed to cover the additional shares which became available for issuance under the Plan as a result of the Plan’s antidilution provisions.  The contents of the Prior Registration Statement, to the extent not amended by this Registration Statement, are hereby incorporated by reference.

Item 8.  Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit Number	Description

4.1

The relevant portions of the Registrant’s Amended and Restated Articles of Incorporation defining the rights of holders of Common Stock, incorporated herein by reference to Exhibit 3.1 to Form 8-K filed with the Commission on September 19, 2007.

4.2	Amended and Restated Bylaws of the Registrant, incorporated herein by reference to Exhibit 3.2 to Form 8-K filed with the Commission on September 19, 2007.

5.1	Opinion of Dechert LLP (counsel to the Registrant).

23.1	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney (included on signature page).

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Exton, Commonwealth of Pennsylvania, on this 21st day of September, 2007.

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

By:	/s/ Geoffrey S. M. Hedrick
Geoffrey S. M. Hedrick
Chief Executive Officer

POWER OF ATTORNEY

KNOW TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Geoffrey S. M. Hedrick, Roman G. Ptakowski, and James J. Reilly, each and individually, his attorneys-in-fact, with full power of substitution and resubstitution, for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement and to file the same with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each such attorney-in-fact, or his agent or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date indicated.

Chairman of the Board
and Chief Executive
/s/ Geoffrey S. M. Hedrick	Officer	September 21, 2007
Geoffrey S. M. Hedrick	(Principal Executive	Date
Officer)

/s/ Roman G. Ptakowski	President	September 21, 2007
Roman G. Ptakowski	(President)	Date

2

/s/ James J. Reilly	Chief Financial Officer	September 21, 2007
James J. Reilly	(Principal Financial	Date
and Accounting
Officer)

/s/ Glen R. Bresser	Director	September 21, 2007
Glen R. Bresser		Date

/s/ Winston J. Churchill	Director	September 21, 2007
Winston J. Churchill		Date

/s/ Ivan M. Marks	Director	September 21, 2007
Ivan M. Marks		Date

/s/ Robert E. Mittelstaedt, Jr.	Director	September 21, 2007
Robert E. Mittelstaedt, Jr.		Date

/s/ Robert H. Rau	Director	September 21, 2007
Robert H. Rau		Date

/s/ Raymond Wilson	Director	September 21, 2007
Raymond Wilson		Date

3

EXHIBIT INDEX

Exhibit No.	Document

4.1

The relevant portions of the Registrant’s Amended and Restated Articles of Incorporation defining the rights of holders of Common Stock, incorporated herein by reference to Exhibit 3.1 to Form 8-K filed with the Commission on September 19, 2007.

4.2	Amended and Restated Bylaws of the Registrant, incorporated herein by reference to Exhibit 3.2 to Form 8-K filed with the Commission on September 19, 2007.

5.1	Opinion of Dechert LLP (counsel to the Registrant).

23.1	Consent of Deloitte & Touche LLP

24.1	Power of Attorney (included on signature page).